Exhibit 10.12

                 TERMINATION BENEFITS AGREEMENT

     This Agreement, dated as of January 1, 1997, by  and
among  IPALCO  ENTERPRISES, INC., an Indiana  corporation
having  its  principal executive offices at One  Monument
Circle,    Indianapolis,   Indiana    46204   ("IPALCO"),
INDIANAPOLIS   POWER   &  LIGHT   COMPANY,   an   Indiana
corporation having its principal executive offices at One
Monument  Circle,  Indianapolis, Indiana   46204  ("IPL")
(both IPALCO and IPL being collectively referred to herein as the "Company"), and RAMON L. HUMKE, an Indiana resident whose mailing address is 7624 William Penn
Place, Indianapolis, Indiana  46256 (the "Executive").

                        R E C I T A L S

     The following facts are true:

     A. The Executive is serving the Company as a key executive officer, and is expected to continue to make a major contribution to the profitability, growth, and financial strength of the Company.

     B. The Company considers the continued services of the Executive to be in the best interests of the Company and its shareholders, and desires to assure itself of the availability of such continued services in the future on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

     C.  The Executive is willing to remain in the employ
of  the  Company upon the understanding that the  Company
will provide him with income security upon the terms  and
subject  to  the  conditions  contained  herein  if   his
employment is terminated by the Company without cause or if he voluntarily terminates his employment for good reason.

     D.  If the Company and Executive entered into one or
more   Termination  Benefits  Agreements  prior  to  this
Agreement (the "Prior Termination Benefits Agreements"), this Agreement is intended to supersede and replace the Prior Termination Benefits Agreements.

                       A G R E E M E N T

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

     1. Undertaking. The Company agrees to pay to the Executive the termination benefits specified in paragraph
2 hereof if (a) control of IPALCO is acquired (as defined in paragraph 3(a) hereof) during the term of this Agreement (as described in paragraph 5 hereof) and (b) within three (3) years after the acquisition of control occurs (i) the Company terminates the employment of the Executive for any reason other than Cause (as defined in paragraph 3(b) hereof), death, or total and permanent disability, or (ii) the Executive voluntarily terminates his employment for Good Reason (as defined in paragraph
3(c) hereof).


     2.   Termination  Benefits.   If  the  Executive  is
entitled to termination benefits pursuant to paragraph  1
hereof, the Company agrees to pay to the Executive as termination benefits in a lump-sum payment within five
(5) calendar days of the termination of the Executive's employment an amount to be computed by multiplying (i) the Executive's average annual compensation (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) payable by the Company which was includable in the gross income of the Executive for the most recent five (5) calendar years ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which the Executive was an employee of the Company), by (ii) two hundred ninety-nine and ninety-nine one hundredths percent (299.99%). For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company.

     3.  Definitions.

            (a)    As   used   in  this  Agreement,   the
       "acquisition of control" means:

               (i)  The  acquisition by  any  individual,
            entity  or  group  (within  the  meaning   of
            Section   13(d)(3)   or   14(d)(2)   of   the
            Securities  Exchange Act of 1934, as  amended
            (the   "Exchange  Act"))  (a   "Person")   of
            beneficial  ownership (within the meaning  of
            Rule  13d-3  promulgated under  the  Exchange
            Act)  of  twenty  percent (20%)  or  more  of
            either  (A)  the then outstanding  shares  of
            common  stock  of  IPALCO  (the  "Outstanding
            IPALCO  Common  Stock") or (B)  the  combined
            voting  power of the then outstanding  voting
            securities   of  IPALCO  entitled   to   vote
            generally  in the election of directors  (the
            "Outstanding   IPALCO  Voting   Securities");
            provided,   however,   that   the   following
            acquisitions   shall   not   constitute    an
            acquisition  of control:  (A) any acquisition
            directly    from    IPALCO   (excluding    an
            acquisition  by virtue of the exercise  of  a
            conversion privilege), (B) any acquisition by
            IPALCO,  (C) any acquisition by any  employee
            benefit plan (or related trust) sponsored  or
            maintained  by IPALCO, IPL or any corporation
            controlled  by IPALCO or (D) any  acquisition
            by    any   corporation   pursuant    to    a
            reorganization, merger or consolidation,  if,
            following  such  reorganization,  merger   or
            consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this paragraph 3(a) are satisfied;

               (ii)   Individuals who,  as  of  the  date
            hereof, constitute the Board of Directors  of
            IPALCO (the "Incumbent Board") cease for  any
            reason  to constitute at least a majority  of
            the   Board  of  Directors  of  IPALCO   (the
            "Board");   provided,   however,   that   any
            individual becoming a director subsequent to the date hereof whose election, or nomination for election by IPALCO's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent
            Board shall be considered as though such individual were a member of the Incumbent
            Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)  Approval  by  the  shareholders  of
            IPALCO   of   a  reorganization,  merger   or
            consolidation,   in   each   case,    unless,
            following  such  reorganization,  merger   or
            consolidation,  (A) more than  sixty  percent
            (60%)  of, respectively, the then outstanding
            shares  of  common stock of  the  corporation
            resulting from such reorganization, merger or
            consolidation and the combined  voting  power
            of  the then outstanding voting securities of
            such  corporation entitled to vote  generally
            in   the   election  of  directors  is   then
            beneficially  owned, directly or  indirectly,
            by   all   or   substantially  all   of   the
            individuals   and  entities  who   were   the
            beneficial  owners,  respectively,   of   the
            Outstanding   IPALCO   Common    Stock    and
            Outstanding    IPALCO    Voting    Securities
            immediately  prior  to  such  reorganization,
            merger or consolidation in substantially  the
            same    proportions   as   their   ownership,
            immediately  prior  to  such  reorganization,
            merger  or  consolidation, of the Outstanding
            IPALCO  Stock  and Outstanding IPALCO  Voting
            Securities, as the case may be, (B) no Person
            (excluding IPALCO, any employee benefit  plan
            or  related  trust  of IPALCO,  IPL  or  such
            corporation     resulting      from      such
            reorganization,  merger or consolidation  and
            any  Person  beneficially owning, immediately
            prior  to  such  reorganization,  merger   or
            consolidation  and  any  Person  beneficially
            owning,    immediately    prior    to    such
            reorganization,   merger  or   consolidation,
            directly or indirectly, twenty percent  (20%)
            or  more  of  the Outstanding  IPALCO  Common
            Stock  or  Outstanding Voting Securities,  as
            the  case may be) beneficially owns, directly
            or  indirectly, twenty percent (20%) or  more
            of, respectively, the then outstanding shares
            of  common stock of the corporation resulting
            from    such   reorganization,   merger    or
            consolidation or the combined voting power of
            the  then  outstanding voting  securities  of
            such  corporation entitled to vote  generally
            in the election of directors and (C) at least
            a  majority  of the members of the  board  of
            directors  of the corporation resulting  from
            such  reorganization, merger or consolidation
            were  members of the Incumbent Board  at  the
            time   of   the  execution  of  the   initial
            agreement providing for such reorganization, merger or consolidation;

               (iv)   Approval  by  the  shareholders  of
            IPALCO  of  (A)  a  complete  liquidation  or
            dissolution  of  IPALCO or (B)  the  sale  or
            other disposition of all or substantially all
            of  the  assets of IPALCO, other  than  to  a
            corporation, with respect to which  following
            such  sale or other disposition (1) more than
            sixty  percent  (60%) of,  respectively,  the
            then  outstanding shares of common  stock  of
            such  corporation  and  the  combined  voting
            power   of   the   then  outstanding   voting
            securities  of such corporation  entitled  to
            vote  generally in the election of  directors
            is   then  beneficially  owned,  directly  or
            indirectly,  by all or substantially  all  of
            the  individuals and entities  who  were  the
            beneficial  owners,  respectively,   of   the
            Outstanding   IPALCO   Common    Stock    and
            Outstanding    IPALCO    Voting    Securities
            immediately  prior  to  such  sale  or  other
            disposition   in   substantially   the   same
            proportion  as  their ownership,  immediately
            prior  to such sale or other disposition,  of
            the   Outstanding  IPALCO  Common  Stock  and
            Outstanding IPALCO Voting Securities, as  the
            case  may be, (2) no Person (excluding IPALCO
            and  any  employee benefit  plan  or  related
            trust of IPALCO, IPL or such corporation  and
            any  Person  beneficially owning, immediately
            prior  to  such  sale  or other  disposition,
            directly or indirectly, twenty percent  (20%)
            or  more  of  the Outstanding  IPALCO  Common
            Stock    or    Outstanding   IPALCO    Voting
            Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent
            (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of IPALCO; or

               (v)    The  closing,  as  defined  in  the
            documents relating to, or as evidenced  by  a
            certificate   of   any   state   or   federal
            governmental authority in connection with,  a
            transaction   approval  of   which   by   the
            shareholders of IPALCO would constitute an "acquisition of control" under subsection
            (iii)  or (iv) of this section 3(a)  of  this
            Agreement.

            Notwithstanding  anything contained  in  this
       Agreement  to  the  contrary, if  the  Executive's
       employment is terminated before an "acquisition of
       control" as defined in this section 3(a)  and  the
       Executive   reasonably  demonstrates   that   such
       termination  (i)  was at the request  of  a  third
       party  who  has  indicated an intention  or  taken
       steps   reasonably   calculated   to   effect   an
       "acquisition of control" and who effectuates an "acquisition of control" (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, an "acquisition of control" which actually occurs, then for all purposes of this Agreement, the date of an "acquisition of control" with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

            (b)   As  used  in this Agreement,  the  term
       "Cause"   means   fraud,  dishonesty,   theft   of
       corporate assets, or other gross misconduct by the
       Executive.   Notwithstanding  the  foregoing,  the
       Executive  shall  not  be  deemed  to  have   been
       terminated for cause unless and until there  shall
       have  been delivered to him a copy of a resolution
       duly  adopted by the affirmative vote of not  less
       than  a  majority of the entire membership of  the
       Board  at  a meeting of the Board called and  held
       for  the purpose (after reasonable notice  to  him
       and  an  opportunity for him,  together  with  his
       counsel,  to  be heard before the Board),  finding
       that  in  the good faith opinion of the Board  the
       Executive was guilty of conduct set forth above in
       the   first   sentence  of  the   subsection   and
       specifying the particulars thereof in detail.

            (c)   As  used  in this Agreement,  the  term
       "Good   Reason"  means,  without  the  Executive's
       written consent, (i) a demotion in the Executive's
       status, position or responsibilities which, in his
       reasonable   judgment,  does   not   represent   a
       promotion    from   his   status,   position    or
       responsibilities as in effect immediately prior to
       the  change in control; (ii) the assignment to the
       Executive of any duties or responsibilities which,
       in  his reasonable judgment, are inconsistent with
       such status, position or responsibilities; or  any
       removal  of  the  Executive  from  or  failure  to
       reappoint or reelect him to any of such positions,
       except  in connection with the termination of  his
       employment  for  total  and permanent  disability,
       death  or  Cause  or by him other  than  for  Good
       Reason;  (iii) a reduction by the Company  in  the
       Executive's base salary as in effect on  the  date
       hereof  or as the same may be increased from  time
       to  time during the term of this Agreement or  the
       Company's failure to increase (within twelve  (12)
       months  of the Executive's last increase  in  base
       salary) the Executive's base salary after a change
       in  control in an amount which at least equals, on
       a   percentage   basis,  the  average   percentage
       increase  in  base  salary for all  executive  and
       senior  officers  of the Company effected  in  the
       preceding  twelve (12) months; (iv) the relocation
       of  the  principal executive offices of IPALCO  or
       IPL,  whichever  entity on  behalf  of  which  the
       Executive  performs a principal function  of  that
       entity  as part of his employment services,  to  a
       location   outside   the   Indianapolis,   Indiana
       metropolitan  area or the Company's requiring  him
       to  be  based at any place other than the location
       at which he performed his duties prior to a change
       in  control,  except for required  travel  on  the
       Company's  business  to  an  extent  substantially
       consistent with his business travel obligations at
       the  time of a change in control; (v) the  failure
       by   the   Company  to  continue  in  effect   any
       incentive,  bonus  or other compensation  plan  in
       which  the  Executive participates, including  but
       not  limited  to  the Company's stock  option  and
       restricted   stock  plans,  unless  an   equitable
       arrangement (embodied in an ongoing substitute  or
       alternative  plan), with which he  has  consented,
       has  been  made  with  respect  to  such  plan  in
       connection  with  the change in  control,  or  the
       failure   by   the   Company   to   continue   his
       participation  therein,  or  any  action  by   the
       Company   which   would  directly  or   indirectly
       materially reduce his participation therein;  (vi)
       the  failure by the Company to continue to provide
       the  Executive with benefits substantially similar
       to  those  enjoyed  by him  or  to  which  he  was
       entitled  under  any  of  the  Company's  pension,
       profit  sharing, life insurance, medical,  dental,
       health and accident, or disability plans in  which
       he  was  participating at the time of a change  in
       control,  the taking of any action by the  Company
       which  would  directly  or  indirectly  materially
       reduce any of such benefits or deprive him of  any
       material fringe benefit enjoyed by him or to which
       he  was  entitled  at the time of  the  change  in
       control, or the failure by the Company to  provide
       him  with  the  number of paid vacation  and  sick
       leave days to which he is entitled on the basis of
       years  of  service with the Company in  accordance
       with  the  Company's  normal  vacation  policy  in
       effect  on  the date hereof; (vii) the failure  of
       the  Company  to  obtain a satisfactory  agreement
       from  any  successor or assign of the  Company  to
       assume and agree to perform this Agreement; (viii)
       any   purported  termination  of  the  Executive's
       employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 4(c) hereof (and, if applicable, paragraph 3(b) hereof); and for purposes of this Agreement, no such purported termination shall be effective; or (ix) any request by the Company that the Executive participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct.

            Notwithstanding  anything in  this  paragraph
       3(c)  to  the contrary, the Executive's  right  to
       terminate   his   employment  pursuant   to   this
       paragraph 3(c) shall not be affected by his incapacity due to physical or mental illness.

    4. Additional Provisions.

            (a)   Enforcement of Agreement.  The  Company
       is  aware that upon the occurrence of a change  in
       control the Board of Directors or a shareholder of
       the Company may then cause or attempt to cause the
       Company  to  refuse to comply with its obligations
       under  this Agreement, or may cause or attempt  to
       cause  the Company to institute, or may institute,
       litigation seeking to have this Agreement declared
       unenforceable,  or  may take or  attempt  to  take
       other  action  to deny the Executive the  benefits
       intended   under   this   Agreement.    In   these
       circumstances, the purpose of this Agreement could
       be  frustrated.  It is the intent of  the  Company
       that  the  Executive not be required to incur  the
       expenses  associated with the enforcement  of  his
       rights under this Agreement by litigation or other
       legal  action,  nor  be  bound  to  negotiate  any
       settlement  of his rights hereunder,  because  the
       cost   and   expense  of  such  legal  action   or
       settlement  would substantially detract  from  the
       benefits  intended to be extended to the Executive
       hereunder.  Accordingly, if following a change  in
       control it should appear to the Executive that the
       Company  has  failed to comply  with  any  of  its
       obligations under this Agreement or in  the  event
       that  the  Company or any other person  takes  any
       action   to   declare  this  Agreement   void   or
       unenforceable,  or  institutes any  litigation  or
       other  legal action designed to deny, diminish  or
       to   recover  from  the  Executive  the   benefits
       entitled to be provided to the Executive hereunder
       and  that the Executive has complied with  all  of
       his  obligations under this Agreement, the Company
       irrevocably authorizes the Executive from time  to
       time  to  retain  counsel of his  choice,  at  the
       expense  of  the  Company  as  provided  in   this
       paragraph  4(a),  to represent  the  Executive  in
       connection with the initiation or defense  of  any
       litigation  or  other legal action,  whether  such
       action  is  by  or  against  the  Company  or  any
       director,  officer, shareholder, or  other  person
       affiliated  with the Company, in any jurisdiction.
       Notwithstanding    any    existing    or     prior
       attorney-client relationship between  the  Company
       and such counsel, the Company irrevocably consents
       to  the Executive entering into an attorney-client
       relationship  with  such  counsel,  and  in   that
       connection  the  Company and the  Executive  agree
       that   a  confidential  relationship  shall  exist
       between  the  Executive  and  such  counsel.   The
       reasonable  fees and expenses of counsel  selected
       from  time to time by the Executive as hereinabove
       provided  shall  be  paid  or  reimbursed  to  the
       Executive  by  the Company on a regular,  periodic
       basis  upon  presentation by the  Executive  of  a
       statement  or statements prepared by such  counsel
       in  accordance with its customary practices, up to
       a maximum aggregate amount of $500,000.  Any legal
       expenses incurred by the Company by reason of  any
       dispute  between the parties as to  enforceability
       of  or  the  terms  contained in  this  Agreement,
       notwithstanding the outcome of any  such  dispute,
       shall  be  the sole responsibility of the Company,
       and  the Company shall not take any action to seek
       reimbursement   from   the  Executive   for   such
       expenses.

            (b)  Severance Pay; No Duty to Mitigate.  The
       amounts  payable  to  the  Executive  under   this
       Agreement shall not be treated as damages  but  as
       severance  compensation to which the Executive  is
       entitled   by   reason  of  termination   of   his
       employment  in  the circumstances contemplated  by
       this Agreement.  The Company shall not be entitled
       to  set  off  against the amounts payable  to  the
       Executive  any amounts earned by the Executive  in
       other   employment   after  termination   of   his
       employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

            (c)   Notice  of Termination.  Any  purported
       termination  by  the Company or by  the  Executive
       shall   be  communicated  by  written  Notice   of
       Termination   to   the  other  party   hereto   in
       accordance   with  paragraph  4(k)  hereof.    For
       purposes   of   this  Agreement,  a   "Notice   of
       Termination"  shall  mean  a  notice  which  shall
       indicate  the  specific termination  provision  in
       this Agreement relied upon and shall set forth  in
       reasonable  detail  the  facts  and  circumstances
       claimed to provide a basis for termination of  his
       employment under the provision so indicated.   For
       purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

            (d)  Internal Revenue Code.  Anything in this
       Agreement to the contrary notwithstanding, in the event that Deloitte & Touche determines that any payment by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement would be nondeductible by the Company for federal income tax purposes because of Section
       280G of the Code, then the amount payable to or for the benefit of the Executive pursuant to this Agreement shall be reduced (but not below zero) to the maximum amount payable without causing the payment to be nondeductible by the Company because of Section 280G of the Code. Such determination by Deloitte & Touche shall be conclusive and binding upon the parties.

            (e)   Assignment.  This Agreement shall inure
       to  the benefit of and be binding upon the parties
       hereto    and    their    respective    executors,
       administrators,  heirs, personal  representatives,
       successors,   and   assigns,  but   neither   this
       Agreement nor any right hereunder may be  assigned
       or   transferred  by  either  party  hereto,   any
       beneficiary, or any other person, nor  be  subject
       to   alienation,   anticipation,   sale,   pledge,
       encumbrance,  execution,  levy,  or  other   legal
       process  of  any  kind against the Executive,  his
       beneficiary  or any other person.  Notwithstanding
       the   foregoing,  the  Company  will  assign  this
       Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

            (f)    Entire   Agreement.   This   Agreement
       contains the entire agreement between the  parties
       with  respect to the subject matter  hereof.   All
       representations,   promises,    and    prior    or
       contemporaneous understandings among  the  parties
       with   respect  to  the  subject  matter   hereof,
       including    any   Prior   Termination    Benefits
       Agreements, are merged into and expressed in  this
       Agreement,   and  any  and  all  prior  agreements
       between the parties with respect to the subject matter hereof are hereby cancelled.

            (g) Amendment. This Agreement shall not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

            (h) Governing Law. This Agreement shall be governed by and subject to the laws of the State of Indiana.

            (i)    Severability.    The   invalidity   or
       unenforceability  of any particular  provision  of
       this   Agreement  shall  not  affect   the   other
       provisions, and this Agreement shall be  construed
       in   all   respects   as  if   such   invalid   or
       unenforceable provision had not been contained herein.

            (j)    Captions.    The  captions   in   this
       Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

            (k)     Notices.     Except   as    otherwise
       specifically  provided  in  this  Agreement,   all
       notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as set forth above, or to such other address as shall be furnished in writing by any party to the others.

            (l)     Waivers.     Except   as    otherwise
       specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed to be a valid waiver unless such waiver is in writing or, even if in writing, shall be deemed to be a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

            (m)  Gender.  The use of the masculine gender
       throughout   this   Agreement   is   solely    for
       convenience; thus, in cases where the Executive is female, the feminine gender shall be deemed to be used in place of the masculine gender.

    5.   Term  of  this Agreement.  This Agreement  shall
remain  in  effect until December 31, 1999 or  until  the
expiration  of any extension thereof.  The term  of  this
Agreement  shall be automatically extended  for  one  (1)
year periods without further action of the parties as  of
January 1, 1998 and each succeeding January 1 thereafter,
unless  IPALCO  shall have served written notice  to  the
Executive prior to January 1, 1998 or prior to January  1
of each succeeding year, as the case may be, of its intention that the Agreement shall terminate at the end of the three (3) year period that begins with the January 1 following the date of such written notice.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                           IPALCO ENTERPRISES, INC.


                           By:/s/ John R. Hodowal
                              John R. Hodowal, Chairman of
                                the Board and President

Attest:


/s/ Bryan G. Tabler
Bryan G. Tabler, Secretary

                           INDIANAPOLIS POWER & LIGHT COMPANY


                           By:/s/ John R. Hodowal
                              John   R.  Hodowal, Chairman of the
                                Board and Chief Executive Officer

Attest:


/s/ Bryan G. Tabler
Bryan G. Tabler, Secretary



                            /s/ Ramon L. Humke
                                Ramon L. Humke